Exhibit 99.1

DSP Group, Inc. Reports Third Quarter 2008 Earnings

SAN JOSE, Calif., October 30, 2008—DSP Group, Inc. (NASDAQ: DSPG), a worldwide leader in developing and providing chip-set solutions for residential wireless connectivity, announced today its results for the third quarter ended September 30, 2008.

Third Quarter Results:

Revenues for the third quarter of 2008 were $87,368,000, an increase of 41% from revenues of $61,866,000 for the third quarter of 2007. Net loss for the third quarter of 2008 was $3,030,000, as compared to net loss of $7,496,000 for the third quarter of 2007. Earnings per share (EPS) for the third quarter of 2008 were a loss of $0.11 per share, as compared with a loss of $0.25 per share for the third quarter of 2007.

Non-GAAP Results:

Non-GAAP net income and diluted EPS for the third quarter of 2008 were $7,367,000 and $0.27 per share, respectively; a decrease of 3% from the non-GAAP net income of $7,615,000 and an increase of 4% from non-GAAP diluted EPS of $0.26 per share for the third quarter of 2007. Non-GAAP net income and diluted EPS for the third quarter of 2008 excluded the impact of amortization of acquired intangible assets of $5,702,000 associated with the acquisition of the Cordless and VoIP Terminals business of NXP B.V.; equity-based compensation expenses of $3,205,000; restructuring expenses of $1,870,000 associated with our cost cutting measures at various operating sites, unrealized loss related to certain available-for-sale marketable securities of $671,000 and the aggregate tax benefits associated with such expenses of $1,051,000. Non-GAAP net income and diluted EPS for the third quarter of 2007 excluded the impact of an in-process R&D expense of $10,120,000 and the amortization of acquired intangibles and other acquisition-related assets of $3,704,000, both associated with the acquisition of the Cordless and VoIP Terminals business of NXP B.V.; equity-based compensation expenses of $2,880,000; and the aggregate tax benefits associated with such expenses of $1,593,000.

Eli Ayalon, Chairman and CEO of DSP Group, stated: “Despite a solid third quarter and in view of the current economic crisis and the uncertainty of consumer spending in 2009, we decided to implement further synergies aimed at improving efficiencies across our various operating sites and reduce our operating expenses in 2009.” Mr. Ayalon also added, “During the third quarter of 2008, we secured two design wins for XpandR, our new generation of wireless multimedia system-on-a-chip (SoC) solution. Both Giant Wireless Technology Ltd, a leading wireless technology creation company, and another leading European-based OEM customer chose XpandR for its broad application capabilities and high level of integration.”

About DSP Group

DSP Group, Inc. is a fabless semiconductor company, offering advanced chip-set solutions for a variety of applications. DSP Group is a worldwide leader in the short-range wireless communication market, enabling home networking convergence for voice, video and data. By combining its in-house technologies of Digital Signal Processors (DSPs), portfolio of wireless communication protocols, including DECT, Bluetooth and Wi-Fi, most advanced Radio Frequency CMOS and SiGe, as well as VoIP ICs, DSP Group is a worldwide leader and a one-stop-shop for a wide range of applications. These applications include ISM band digital 900MHz, 2.4GHz and 5.8GHz telephony, European DECT (1.9GHz) telephony, Bluetooth systems for voice, video and data communication and deployment in residential, SOHO, SME, enterprise and automotive applications. DSP Group’s ICs provide solutions for MP3 players, VoIP Phones, Gateways, and Integrated Access Devices and are widely used in Digital Voice Recorders. More information about DSP Group is available at www.dspg.com.

Forward Looking Statements

This press release may contain statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Ayalon’s statement about the company’s implementation of further synergies to reduce its 2009 operating expenses. These forward-looking statements are based on current expectations and DSP Group assumes no obligation to update this information. In addition, the events described in these forward-looking statements may not actually arise. DSP Group’s actual results could differ materially from those described in this press release as a result of various factors, including fluctuations in sales of DSP Group’s 5.8GHz and DECT 6.0 products; successful implementation of further synergies to reduce 2009 operating expenses; slower than expected change in the nature of residential communications domain; unexpected delays in the introduction of new products or failure of such products to achieve broad market acceptance; DSP Group’s inability develop and produce new products at competitive costs; decline or fluctuations in gross margins and the effect on revenues and profitability; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2007 as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s Web site (www.dspg.com) under Investor Relations.

Earnings conference call

DSP Group has scheduled a conference call for 8:30 a.m. EDT today to discuss the financial results for the third quarter of 2008 and invites you to listen to a live broadcast over the Internet. The broadcast can be accessed by all interested parties through the Investor Relations section (investor message board) of DSP Group’s Web site at www.dspg.com or link to: http://ir.dspg.com./phoenix.zhtml?c=101665&p=irol-calendar.

If you cannot join the call, please listen to the replay, which will be available for approximately two weeks after the call on DSP Group’s Web site or by calling the following numbers:

—US Dial-In # 1-888-286-8010 (passcode: 59861318)

—International Dial-In # 1-617-801-6888 (passcode: 59861318)

For more information, please contact Ofer Elyakim, DSP Group Inc. at +852-9017-5426; or e-mail: ofere@dsp.co.il.

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Product revenues and other	$87,368	$61,866	$234,250	$163,590
Cost of product revenues and other	54,503	37,201	148,462	98,434

Gross profit	32,865	24,665	85,788	65,156
Operating expenses:
Research and development	17,908	13,874	56,825	39,095
Sales and marketing	5,483	4,680	17,124	12,987
General and administrative	4,539	3,271	13,336	10,196
Amortization of intangible assets	5,702	3,057	17,200	3,057
In-process R&D	—	10,120	—	10,120
Restructuring costs	1,870	—	1,870	—

Total operating expenses	35,502	35,002	106,355	75,455

Operating loss	(2,637)	(10,337)	(20,567)	(10,299)
Other income:
Interest and other income/(loss), net	(185)	2,569	1,948	9,148

Loss before provision for income taxes	(2,822)	(7,768)	(18,619)	(1,151)
Provision for income taxes ( income tax benefit)	208	(272)	(630)	2,016

Net Loss	$(3,030)	$(7,496)	$(17,989)	$(3,167)

Net loss per share:
Basic	$(0.11)	$(0.25)	(0.62)	$(0.11)
Diluted	$(0.11)	$(0.25)	(0.62)	$(0.11)
Weighted average number of shares of Common stock used in the computation of:
Basic	27,728	29,436	28,885	28,716
Diluted	27,728	29,436	28,885	28,716

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME (NON-GAAP)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Product revenues and other	$87,368	$61,866	$234,250	$163,590
Cost of product revenues and other	54,295	36,411	147,750	97,312

Gross profit	33,073	25,455	86,500	66,278
Operating expenses:
Research and development	16,267	12,424	51,201	33,628
Sales and marketing	5,127	4,351	15,832	11,771
General and administrative	3,539	2,313	10,215	6,613

Total operating expenses	24,933	19,088	77,248	52,012

Operating income	8,140	6,367	9,252	14,266
Other income:
Interest and other income, net	486	2,569	2,619	10,144

Income before provision for income taxes	8,626	8,936	11,871	24,410
Provision for income taxes	1,259	1,321	2,042	4,291

Net income	$7,367	$7,615	$9,829	$20,119

Net earnings per share:
Basic	$0.27	$0.26	$0.34	$0.70
Diluted	$0.27	$0.26	$0.34	$0.70
Weighted average number of shares of Common stock used in the computation of:
Basic	27,728	29,436	28,885	28,716
Diluted	27,740	29,549	28,957	28,903

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net loss	$(3,030)	$(7,496)	$(17,989)	$(3,167)

Equity-based compensation expense included in cost of product revenues	208	143	712	475
Amortization of adjustment of Inventories to market values	—	647	—	647
Equity-based compensation expense included in R&D	1,641	1,450	5,624	5,467
Equity-based compensation expense included in SG&A	1,356	1,287	4,413	4,799
Amortization of intangible assets related to NXP transaction	5,702	3,057	17,200	3,057
In-process R&D	—	10,120	—	10,120
Restructuring costs	1,870	—	1,870	—
Unrealized loss related to certain available-for-sale marketable securities	671	—	671	996
Tax benefit resulting from equity-based compensation, amortization of intangible assets, in-process R&D, restructuring costs and loss related to certain available-for-sale marketable securities	(1,051)	(1,593)	(2,672)	(2,275)
Non-GAAP net income	$7,367	$7,615	$9,829	$20,119

Non-GAAP diluted earnings per share	$0.27	$0.26	$0.34	$0.70

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2008	December 31, 2007
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$64,089	$69,586
Restricted deposits	115	—
Marketable securities and cash deposits	9,700	63,682
Trade receivables, net	44,233	51,636
Inventories	21,847	16,361
Other accounts receivable	15,682	8,173
Deferred income taxes	547	4,011

Total current assets	156,213	213,449
Property and equipment, net	16,451	14,270
Long term marketable securities	46,647	34,469
Severance pay fund	8,123	6,883
Deferred income taxes	8,842	5,109
Goodwill and other intangible assets	220,286	237,969
Other assets	1,704	694

Total assets	$458,266	$512,843

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$31,794	$29,064
Other current liabilities	40,319	48,125

Total current liabilities	72,113	77,189
Accrued severance pay	8,491	7,303
Accrued pensions	1,091	1,758
Deferred tax liability	1,613	372
Other long term liabilities	455	1,364

Total long term liabilities	11,650	10,797
Stockholders’ equity:
Common stock	28	31
Additional paid-in capital	311,296	300,542
Accumulated other comprehensive income (loss)	(378)	1,025
Retained earnings	166,219	187,063
Less – Cost of treasury stock	(102,662)	(63,804)

Total stockholders’ equity	374,503	424,857

Total liabilities and stockholders’ equity	$458,266	$512,843